                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                COLUMBIA BANCORP
                       (Name of registrant in its charter)

                                                                  93-1193156
         Oregon                                                (I.R.S. Employer
(State of incorporation)                                     Identification No.)

                        420 East Third Street, Suite 200
                                 P. O. Box 1050
                            The Dalles, Oregon 97058
                    (Address of principal executive offices)
                    Issuer's telephone number: (541) 298-6649

                               Full Title of Plan
                   COLUMBIA BANCORP 1999 STOCK INCENTIVE PLAN

                   Agent for service: Neal T. McLaughlin, CFO
                        420 East Third Street, Suite 200
                        Telephone number: (541) 298-6649

                               -------------------


                         Calculation of Registration Fee

-------------------------------------------------------------------------------------------------------------
                                                Proposed Maximum    Proposed Maximum
 Title of Securities        Amount to be         Offering Price         Aggregate            Amount of
  to be Registered          Registered(1)         per Unit (2)       Offering Price       Registration Fee(2)
-------------------------------------------------------------------------------------------------------------
 Columbia Bancorp
 Common Stock               318,597 Shares             $8.125          $2,588,600              $719.63
 (no par value) (1)

        (1) This Registration Statement covers 318,597 shares of Registrant's Common Stock, consisting of 4% of Registrant's 7,964,932 shares of Common Stock issued and outstanding as of April 16, 1999. This Registration Statement also covers any additional shares of Common Stock which become issuable under the Columbia Bancorp 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

        (2) Calculated solely for the purposes of this Registration Statement under Rules 457(c) and 457(h) of the Securities Act of 1933 on the basis of the average of the high and low selling prices per share of Common Stock of Columbia Bancorp on May 21, 1999, as reported by the NASDAQ National Market System.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  Plan Information.*

ITEM 2.  Registrant Information and Employee Plan Annual Information.*

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.

                                     PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  Incorporation of Certain Documents by Reference.

        Columbia Bancorp (the "Registrant" or "Columbia") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report filed with the Commission on Form 10-K, File No. 000-27938, for the fiscal year ended December 31, 1998 filed on March 30, 1999, and the Registrant's Quarterly Reports on Form 10-Q, File No. 000-27938, filed on May 13, 1998, August 11, 1998, November 16, 1998 and May 12,
1999, excluding the information contained therein described in Item 402(a)(8) of the Commission's Regulation S-K;

     (b) The Registrant's Current Report filed with the Commission on Form 8-K, File No.000-27938, on December 4, 1998;

     (c) The description of Common Stock contained in the Registrant's Registration Statement on Form S-1, File No. 000-27938, filed with the Commission on September 25, 1998, and any amendment or report filed for the purpose of updating such description filed after the date of this Registration Statement.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall

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be deemed to be modified or superseded for purposes of this Registration
Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   Description of Securities.

     Not applicable.

ITEM 5.   Interests of Named Experts and Counsel.

     The consolidated financial statements of the Registrant and its subsidiaries as of December 31, 1998 included in the Registrant's annual report on Form 10-K for the years ended December 31, 1998, December 31, 1997 and December 31, 1996, incorporated by reference herein, have been incorporated herein in reliance upon the report of Moss Adams LLP, independent certified public accountants, incorporated by reference herein and upon the authority of said firm as experts in accounting and auditing.

     The legality of the shares of Common Stock to which this Registration Statement relates has been passed upon by Bennett H. Goldstein, outside counsel of the Registrant. Mr. Goldstein beneficially owns shares of Common Stock. As of the date of this Registration Statement, the number of shares Mr. Goldstein owns is, in the aggregate, less than 0.1% of the outstanding shares of Common Stock.

ITEM 6.   Indemnification of Directors and Officers.

     Under the Oregon Business Corporation Act, a corporation's Articles of Incorporation may provide for the limitation of liability of directors and indemnification of directors and officers under some circumstances. In accordance with Oregon law, Columbia's Articles of Incorporation provide that directors are not personally liable to the corporation or its shareholders for monetary damages for conduct as a director, except for (i) any breach of a director's duty of loyalty to the corporation or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) any unlawful distributions to directors; (iv) any transaction from which the director received an improper or illegal personal benefit; or (v) any act or omission for which the elimination of liability is not permitted under the Oregon Business Corporation Act.

     Columbia's Articles allow it to indemnify any person who is or was a party, or is threatened to be made a party, to any civil, administrative, or criminal proceeding by reason of the fact that the person is or was a director or officer of Columbia or any of its subsidiaries, is or was a fiduciary under the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of Columbia or its subsidiaries, or is or was serving at Columbia's request as a director, officer, partner, agent, or employee of another corporation or entity. The indemnification may include expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by that person. Indemnification is available if
(i) the person acted in good faith; (ii) the person reasonably believed the conduct was in the corporation's best interests, or at least was not opposed to its best interests; and (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe the conduct was unlawful. In addition, a person who is wholly successful, on the merits or otherwise, in the defense of a proceeding in which the person was a party because the person was a director, is entitled to indemnification for expenses actually and reasonably incurred by the person in connection with the proceeding.

ITEM 7.   Exemption from Registration Claimed.

     Not applicable.

ITEM 8.   Exhibits.

     See Exhibit Index.

ITEM 9.  Undertakings.

     A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into the Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Columbia Bancorp 1999 Stock Incentive Plan.

     B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into the Registration Statement shall be deemed to be a new registration

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statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of The Dalles, State of Oregon, on May 21, 1999.

COLUMBIA BANCORP, Registrant

By: /s/
    ----------------------------------------
    Terry L. Cochran, President and Chief
         Executive Officer


                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

     That the undersigned officers and directors of Columbia Bancorp, an Oregon corporation, do hereby constitute and appoint Terry L. Cochran, President and Chief Executive Officer and Neal T. McLaughlin, Chief Financial Officer and each of them, the lawful attorneys and agents, with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorneys and agents, or any of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          SIGNATURES AND TITLES                               DATE


/s/
-----------------------------------
Terry L. Cochran                                          May 21, 1999
President, Chief Executive Officer and Director

/s/
-----------------------------------
Neal T. McLaughlin                                        May 21, 1999
Chief Financial Officer

/s/
-----------------------------------
Robert R. L. Bailey, Director                             May 21, 1999

/s/
-----------------------------------
Charles F. Beardsley, Director                            May 21, 1999

/s/
-----------------------------------
William A. Booth, Director                                May 21, 1999

/s/
-----------------------------------
Dennis Carver                                             May 21, 1999

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

/s/
-----------------------------------
Jane F. Lee, Director                                     May 21, 1999

/s/
-----------------------------------
Don T. Mitchell, Director and Chairman                    May 21, 1999

/s/
-----------------------------------
Jean S. McKinney, Director                                May 21, 1999

/s/
-----------------------------------
James B. Roberson, Director                               May 21, 1999

                                  Exhibit Index

Exhibit Number                      Exhibit
    5            Opinion of Bennett H. Goldstein, Esq.

    23.1         Consent of Moss Adams LLP, Independent Auditors.

    23.2         Consent of Bennett H. Goldstein - contained in Exhibit 5.

    24           Power of attorney - included in the signature page of this Registration
                 Statement.

    99.1         Columbia Bancorp 1999 Stock Incentive Plan.